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                      1st FRANKLIN FINANCIAL CORPORATION

                               INDEX TO EXHIBITS


Exhibit No.                                                       Page No.

   19     Quarterly Report to Investors for the Three Months Ended
          March 31, 1994 . . . . . . . . . . . . . . . . . . . . .   4






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